Exhibit 5.1

98 SAN JACINTO BLVD. SUITE 1500 AUSTIN, TEXAS 78701-4078 TEL +1 512.322.2500 FAX +1 512.322.2501 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

June 17, 2014

ZS Pharma, Inc.

508 Wrangler Drive, Suite 100

Coppell, Texas 75019

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by ZS Pharma, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”) in connection with the registration under the Act of 1,086,111 shares of the Company’s common stock, $0.001 par value per share (the “Shares”). The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-195961) (the “Prior Registration Statement”), which was declared effective on June 17, 2014, including the prospectus which forms part of the Registration Statement. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and the Prior Registration Statement pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Registration Statement, (ii) the form of underwriting agreement filed as an exhibit to the Prior Registration Statement, (iii) the forms of Seventh Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, in each case filed as an exhibit to the Prior Registration Statement (the “Charter Documents”), (iv) originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, (v) certificates of public officials and of representatives of the Company, (vi) statutes and (vii) other instruments and documents as a basis for the opinions hereafter expressed. In giving such opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed, without independent investigation, that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:

(a) the Shares will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Prior Registration Statement;

(b) a definitive underwriting agreement, in substantially the form filed as Exhibit 1.1 to the Prior Registration Statement, with respect to the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Underwriting Agreement”); and

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(c) certificates representing the Shares to be issued will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, the Shares will, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

We limit the opinions we express above in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.